Exhibit 10.47

AMENDMENT NO. 4

to

FINANCE AGREEMENT

between

TETRA4 PROPRIETARY LIMITED

and

U.S. INTERNATIONAL DEVELOPMENT FINANCE CORPORATION

Dated as of August 24, 2021 DFC/9000083212

AMENDMENT NO. 4 TO FINANCE AGREEMENT

THIS AMENDMENT NO. 4 TO FINANCE AGREEMENT, dated as of August 24, 2021 (this

“Amendment”), is made between TETRA4 PROPRIETARY LIMITED, a limited liability company duly registered and validly existing under the laws of the Republic of South Africa (the “Borrower”), and the

U.S. INTERNATIONAL DEVELOPMENT FINANCE CORPORATION, an agency of the United

States of America (“DFC”).

WHEREAS, the Borrower and the Overseas Private Investment Corporation (“OPIC”) entered into a Finance Agreement dated as of August 20, 2019 (the “Finance Agreement”);

WHEREAS, DFC, as successor in interest to OPIC pursuant to the Better Utilization of Investments Leading to Development Act of 2018, 22 U.S.C. §§9601 et seq. succeeded to all of OPIC’s rights and interest in the Finance Agreement;

WHEREAS, the Borrower and DFC entered into an Amendment No. 1 to Finance Agreement, dated as of March 30, 2020 (“Amendment No. 1”, and the Original Finance Agreement as amended by Amendment No. 1, the “Finance Agreement”), which provided, inter alia, additional time to the Borrower to enter into the Second Disbursement Lease;

WHEREAS, the Borrower and DFC entered into an Amendment No. 2 to Finance Agreement dated as of April 28, 2020 (“Amendment No. 2”, and the Original Finance Agreement as amended by Amendment No. 1 and Amendment No. 2, the “Finance Agreement”), which provided, inter alia, additional time to the Borrower to enter into the Second Disbursement Lease;

WHEREAS, the Borrower and DFC entered into an Amendment No. 3 to Finance Agreement dated as of February 26, 2021 (“Amendment No. 3”, and the Original Finance Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Finance Agreement”), which provided, inter alia, additional time to the Borrower to obtain the operating license from the National Energy Regulator of South Africa and extended the Commitment Period;

and

WHEREAS, DFC and the Borrower have agreed to make further amendments to the Finance Agreement.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions.

(a)
Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Finance Agreement, except that any references to OPIC shall be construed to mean DFC as the context requires.

SECTION 2. Amendments.

The following amendments to the Finance Agreement are made pursuant to Section 9.06 of the Finance Agreement, such amendments to be in effect as of the date hereof:

(a)
The definition of “Commitment Period” in Schedule X (Defined Terms and Rules of Interpretation) is hereby amended as shown below with ~~strikethrough~~ representing deletions and double underlining representing additions:

“Commitment Period” means the period commencing on the date of execution of the Finance Agreement and ending on the earliest of (a) the first date on which the total Disbursements equal the Commitment, (b) ~~July 31, 2021~~ October 31, 2021; provided, however, that if the first Disbursement has not occurred on or before the first anniversary of the date of execution of the Finance Agreement, the Commitment Period shall end on such date, and (c) the date on which the Commitment has otherwise been terminated.

(b)
Section 3.01(l) (Project Cost and Completion) is hereby amended as shown below with ~~strikethrough~~ representing deletions and double underlining representing additions:

Project Cost and Completion. The Borrower’s estimate of total Project Costs (including contingencies) is ~~$64,968,709 (Sixty Four Million Nine Hundred Sixty Eight Thousand Seven Hundred and Nine 00/100 Dollars)~~ $69,814,567 (Sixty-Nine Million Eight Hundred Fourteen Thousand Five Hundred and Sixty-Seven 00/100 Dollars) based on the financial plan set forth on Schedule 3.01(l) (the “Project Costs and Financing Plan”), and the Borrower’s good faith estimate of the date on which it will achieve Project Completion is ~~June 30, 2021~~ June 30, 2022.

(i)
the existing Schedule 3.01(l) to the Finance Agreement is deleted in its entirety and replaced with a new Schedule 3.01(l) to the Finance Agreement, attached as Exhibit A hereto.
(c)
The introductory paragraph of Article V hereby amended as shown below with ~~strikethrough~~ representing deletions and double underlining representing additions:

Unless DFC otherwise agrees in writing, the obligation of DFC to make each Disbursement (including the first Disbursement) is subject to the prior fulfillment, to DFC’s satisfaction in its sole discretion, of the following conditions precedent as of the date that is ten (10) days prior to such Closing Date and to their continued fulfillment on such Closing Date; provided that the conditions precedent in: (i) Section 5.15 ~~and~~, 5.16, and 5.18 need only be satisfied with respect to the third Disbursement pursuant to Section 2.01; and (ii) Section 5.13 and Section 5.17 need only be satisfied with respect to the second Disbursement:”

(d)
A new Section 5.18 is hereby added as show below with double underlining representing additions:

Section 5.18. Contribution of Additional Equity

DFC shall have received evidence satisfactory to it, that (x) the Borrower has received additional cash equity contributions in an aggregate amount at least equal to ZAR 107,000,000 (One Hundred Seven Million South African Rand) beyond the First Disbursement Equity Contribution (the “Third Disbursement Equity Contribution”), and (y) the proceeds of the Third Disbursement Equity Contribution shall have been applied to the payment of Project Costs in accordance with the Project Costs and Financing Plan.

(e)
Section 6.01 (Project Completion) is hereby amended as shown below with ~~strikethrough~~ representing deletions and double underlining representing additions:

The Borrower shall: (a) implement the Project promptly in accordance with the Construction Contracts, the Project Costs and Financing Plan, and Prudent Industry Practices; (b) apply the proceeds of the Loan exclusively to the Project Costs; and (c) use its best efforts to cause Project Completion to be achieved on or prior to ~~March 28, 2022~~ June 30, 2022. If the Borrower becomes unable to achieve Project Completion, or becomes unable to meet its other obligations prior to Project Completion, the Borrower shall promptly so notify OPIC.

(f)
Section 6.15 (Operating License) is hereby amended as shown below with ~~strikethrough~~ representing deletions and double underlining representing additions:

The Borrower shall: (i) apply to the National Energy Regulator for South Africa (“NERSA”) for the issuance of an operating license pursuant to Section 15(1)(b) of the Gas Act 48 of 2002 (as amended) for the operation of the Liquefaction Plant; and (ii) obtain such operating license prior to the commencement of operations of the Liquefaction Plant or ~~July 31, 2021~~ October 31, 2021, whichever occurs first, unless the Borrower can demonstrate to DFC’s satisfaction prior to commencement of operations of the Liquefaction Plant or ~~July 31, 2021~~ October 31, 2021, as applicable, that the Borrower does not require an operating license under the Gas Act for the operation of the Liquefaction Plant.

SECTION 3. Miscellaneous.

(a)
Reference. Upon the due execution and delivery of this Amendment by the parties hereto, on and after the date hereof each reference in the Finance Agreement to “this Agreement”, “hereunder”, “hereof”, and “herein” shall mean and be a reference to the Finance Agreement, as amended hereby.
(b)
Limited Effect. Except as specifically amended above, the Finance Agreement shall remain in full force and effect and is hereby ratified and confirmed.
(c)
No Waiver. The execution, delivery, and effectiveness of this Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed to (a) be a consent to any waiver or modification of any other term or condition of the Finance Agreement or any of the instruments or documents referred to therein, (b) create, or be evidence of, alone or taken with any consent to, waiver or modification of, or other amendment of the provisions of the Finance Agreement or any of the instruments or documents referred to therein, a course of conduct, or (c) prejudice any right or rights which DFC may now have or may have in the future under or in connection with the Finance Agreement or any of the instruments or documents referred to therein.
(d)
Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
(e)
Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.
(f)
Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
(g)
Severability. In case any provision in, or obligation under, this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered on its behalf by its duly authorized representative as of the date first above written.

TETRA4 PROPRIETARY LIMITED

By: /s/ Nick Mitchell

Name: Nick Mitchell

Its: Chief Operating Officer

Authorized Officer

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered on its behalf by its duly authorized representative as of the date first above written.

UNITED STATES INTERNATIONAL

DEVELOPMENT FINANCE CORPORATION

By: /s/ Carla Chissell

Name: Carla Chissell

Its: Director, Asset Management